Exhibit 99.1

Contact:
Investor Relations
801-975-7200
investor_relations@clearone.com

ClearOne Reports Second Quarter 2015 Financial Results

Company Reports Record Q2 Gross Profit and Operating Income

SALT LAKE CITY, UTAH - August 6, 2015

Second Quarter 2015 Highlights

•Gross margin increased to 64% from 57%
•Non-GAAP operating income up 79%
•Non-GAAP net income up 39%
•Non-GAAP adjusted EBITDA up 70%
•Revenue down 1% to $14.0 million

Financial Summary

(Dollars in thousands, except per share values)	Second Quarter			Year to Date
	2015	2014	Change	2015	2014	Change
Revenue	$14,013	$14,111	-1%	$27,600	$26,819	3%
Gross Profit	8,991	8,064	11%	17,453	15,766	11%
Non-GAAP Operating Income	2,889	1,615	79%	5,416	2,994	81%
Non-GAAP Net Income	1,895	1,366	39%	3,566	2,197	62%
Non-GAAP Adjusted EBITDA	3,179	1,874	70%	6,017	3,490	72%
Non-GAAP Diluted EPS	$0.20	$0.14	43%	$0.37	$0.23	61%

ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, today reported financial results for the three and six months ended June 30, 2015.
For the 2015 second quarter, revenue decreased 1% to $14.0 million from $14.1 million for the second quarter of 2014. Gross profit was $9.0 million, or 64% of revenue, compared with $8.1 million, or 57% of revenue, for the second quarter of 2014. Non-GAAP operating income increased 79% to $2.9 million from $1.6 million for the second quarter of 2014. Non-GAAP net income increased 39% to $1.9 million, or $0.20 per diluted share, from $1.4 million, or $0.14 per diluted share, for the second quarter of 2014. Non-GAAP Adjusted EBITDA increased 70% to $3.2 million, or $0.33 per diluted share, from $1.9 million, or $0.19 per diluted share, for the second quarter of 2014.

For the six months ended June 30, 2015, revenue increased 3% to $27.6 million from $26.8 million for the six months ended June 30, 2014. Gross profit was $17.5 million, or 63% of revenue, compared with $15.8 million, or 59% of revenue, for the six months ended June 30, 2014. Non-GAAP operating income increased 81% to $5.4 million from $3.0 million for the six months ended June 30, 2014. Non-GAAP net income increased 62% to $3.6 million, or $0.37 per diluted share, from $2.2 million, or $0.23 per diluted share, for the six months ended June 30, 2014. Non-GAAP Adjusted EBITDA increased 72% to $6.0 million, or $0.63 per diluted share, from $3.5 million, or $0.36 per diluted share, for the six months ended June 30, 2014.
Cash, cash equivalents and investments totaled $36.0 million at June 30, 2015, up from $33.6 million at December 31, 2014. The company continued to have no debt.
"During the second quarter, we reported record gross profit and operating income," said Zee Hakimoglu, President and Chief Executive Officer. "Revenue however, was down modestly due to several factors, including a temporary delay in shipping a major project and a lull in the U.S. market during the month of May. The ongoing effects of a strong U.S. dollar, weakness in EMEA and Australia markets and lower spending by the China government also impacted our revenue."

"Nevertheless, we are confident in our ability to generate positive revenue growth in the second half of the current year and beyond. We continue to successfully execute our operating plan and are encouraged by, among other things, a number of recent, initial product installations with large new marquee customers, both domestic and international."

Unveiled CONNECT Bluetooth
In June, the company introduced CONNECT® Bluetooth®, a compact and portable USB adapter that brings Bluetooth connectivity to its line of personal, premium and professional audio products, including CHAT® speakerphones, INTERACT® mixers and CONVERGE® products. CONNECT Bluetooth simply and conveniently enables mobile devices to connect directly to ClearOne audio products to make mobile calls and provides audio bridging capability that can connect PC-based voice or video calls and mobile phone calls into a unified group conference.

Expanded CONVERGE® Matrix Line
In June, the company released two new models in its CONVERGE® Matrix line of Dante™-based network audio distribution solutions, to complement its larger scale 256- and 512-channel mixers and routers. The new, smaller scale 64 and 128 channel models work equally well with Dante digital network audio distribution technology, interoperate with all third-party Dante devices and accommodate a full spectrum of system sizes and applications.

Introduced New, Innovative Media Collaboration Series with “True Cloud” Functionality
Also in June, the company launched a new series of integrated packages in its COLLABORATE® line of professional collaboration solutions, the world’s first technology that combines low cost appliances with powerful, scalable, cloud collaboration capabilities. The COLLABORATE media appliance provides standards-based video conferencing with a wide assortment of collaboration tools, including wireless presentation and whiteboarding, streaming, recording and multi-party conferencing, and adds more functionality, flexibility and participant value to elevate the company’s leadership in the enterprise conferencing marketplace.

Non-GAAP Financial Measures
ClearOne provides non-GAAP financial information in the form of non-GAAP operating income, non-GAAP net income, non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) and corresponding earnings per share to investors to supplement GAAP financial information. ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance. Non-GAAP operating income, non-GAAP net income, non-GAAP Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided below in the tables containing the reconciliation between GAAP and non-GAAP financial measures. The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections. This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release.
About ClearOne
ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for voice and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.
This release contains “forward-looking” statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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http://investors.clearone.com

CLEARONE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of June 30, 2015	As of December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$10,873	$7,440
Marketable securities	6,385	6,994
Receivables, net of allowance for doubtful accounts of $52 and $58, respectively	8,557	9,916
Inventories, net	14,340	12,766
Distributor channel inventories	1,629	1,698
Deferred income taxes	3,824	3,824
Prepaid expenses and other assets	2,545	2,143
Total current assets	48,153	44,781
Long-term marketable securities	18,756	19,162
Long-term inventories, net	680	876
Property and equipment, net	1,811	2,039
Intangibles, net	7,267	7,896
Goodwill	12,724	12,724
Deferred income taxes	1,278	1,265
Other assets	114	117
Total assets	$90,783	$88,860
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,033	$3,057
Accrued liabilities	2,908	2,694
Deferred product revenue	4,744	5,004
Total current liabilities	10,685	10,755
Deferred rent	196	248
Other long-term liabilities	1,237	1,841
Total liabilities	12,118	12,844
Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,128,053 and 9,097,827 shares issued and outstanding	9	9
Additional paid-in capital	45,513	44,939
Accumulated other comprehensive (loss)	(81)	(8)
Retained earnings	33,224	31,076
Total shareholders' equity	78,665	76,016
Total liabilities and shareholders' equity	$90,783	$88,860

CLEARONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollars in thousands, except per share values)

	Quarter ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue	$14,013	$14,111	$27,600	$26,819
Cost of goods sold	5,022	6,047	10,147	11,053
Gross profit	8,991	8,064	17,453	15,766

Operating expenses:
Sales and marketing	2,753	2,976	5,375	5,713
Research and product development	2,054	2,330	3,996	4,571
General and administrative	1,891	1,712	3,890	3,680
Total operating expenses	6,698	7,018	13,261	13,964

Operating income	2,293	1,046	4,192	1,802
Other income, net	85	64	190	145
Income before income taxes	2,378	1,110	4,382	1,947
Provision for income taxes	863	228	1,595	578
Net income	$1,515	$882	$2,787	$1,369

Basic earnings per common share	$0.17	$0.10	$0.31	$0.15
Diluted earnings per common share	$0.16	$0.09	$0.29	$0.14

Basic weighted average shares outstanding	9,119,907	9,266,071	9,110,062	9,174,816
Diluted weighted average shares outstanding	9,603,682	9,677,726	9,560,914	9,618,172

Comprehensive income:
Net income	$1,515	$882	$2,787	$1,369
Other comprehensive income
Unrealized gain on available-for-sale securities, net of tax	(77)	65	(23)	138
Change in foreign currency translation adjustment	129	—	(50)	—
Comprehensive income	$1,567	$947	$2,714	$1,507

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Dollars in thousands, except per share values)

	Quarter ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue	$14,013	$14,111	$27,600	$26,819
Cost of goods sold	5,016	6,045	10,136	11,049
Gross profit	8,997	8,066	17,464	15,770

Operating expenses:
Sales and marketing	2,714	2,956	5,296	5,673
Research and product development	2,021	2,320	3,930	4,550
General and administrative	1,373	1,175	2,822	2,553
Total operating expenses	6,108	6,451	12,048	12,776

Non-GAAP operating income	2,889	1,615	5,416	2,994
Other income (expense), net	85	64	190	145
Income before income taxes	2,974	1,679	5,606	3,139
Provision for income taxes	1,079	313	2,040	942
Non-GAAP Net income	$1,895	$1,366	$3,566	$2,197

Basic Non-GAAP earnings per common share	$0.21	$0.15	$0.39	$0.24
Diluted Non-GAAP earnings per common share	$0.20	$0.14	$0.37	$0.23

Basic weighted average shares outstanding	9,119,907	9,266,071	9,110,062	9,174,816
Diluted weighted average shares outstanding	9,603,682	9,677,726	9,560,914	9,618,172

GAAP Net Income	$1,515	$882	$2,787	$1,369
Adjustments:
Share-based compensation	217	84	455	168
Amortization of purchased intangibles	315	352	629	521
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	—	31	7	60
Acquisition related expenses	64	102	133	443
Total of adjustments before taxes	596	569	1,224	1,192
Income taxes affected by the above adjustments	216	85	445	364
Total adjustments	380	484	779	828
Non-GAAP Net Income	$1,895	$1,366	$3,566	$2,197

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share values)

	Quarter ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
GAAP net income	$1,515	$882	$2,787	$1,369
Adjustments:
Provision for income taxes	863	228	1,595	578
Depreciation and amortization	520	547	1,040	872
Non-GAAP EBITDA	2,898	1,657	5,422	2,819
Share-based compensation	217	84	455	168
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	—	31	7	60
Acquisition related expenses	64	102	133	443
Non-GAAP Adjusted EBITDA	$3,179	$1,874	$6,017	$3,490

Basic weighted average shares outstanding	9,119,907	9,266,071	9,110,062	9,174,816
Diluted weighted average shares outstanding	9,603,682	9,677,726	9,560,914	9,618,172

Basic Non-GAAP Adjusted EBITDA per common share	$0.35	$0.20	$0.66	$0.38
Diluted Non-GAAP Adjusted EBITDA per common share	$0.33	$0.19	$0.63	$0.36